UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

_________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 22, 2011

J. C. PENNEY COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation )	1-15274 (Commission File No.)	26-0037077 (IRS Employer Identification No.)

6501 Legacy Drive Plano, Texas (Address of principal executive offices)	75024-3698 (Zip code)

Registrant's telephone number, including area code:  (972) 431-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) 2011 Base Salaries, 2011 Target Incentive Opportunity Percentages, and 2011 Equity Awards.

The 2011 base salaries, target incentive opportunity percentages under the J. C. Penney Corporation, Inc. 2011 Management Incentive Compensation Program, and equity award values for the executive officers of J. C. Penney Company, Inc. (the “Company”) are set forth below.  For 2011, the executive officers’ equity values will be delivered in the form of stock options, performance-based restricted stock units, and time-based restricted stock units, in the dollar amounts reflected in the table.

Executive Officer	2011 Base Salary	2011 Target Incentive Award Opportunity (% of base salary)	2011 Equity Awards
			Stock Options ($)	Performance Units ($)	Time-Based Restricted Stock Units ($)
Myron E. Ullman, III Chairman of the Board and Chief Executive Officer	$1,500,000	125%	$3,600,000	$4,800,000	$1,600,000
Michael P. Dastugue Executive Vice President and Chief Financial Officer	$575,000	75%	$625,000	$312,500	$312,500
Janet Dhillon Executive Vice President, General Counsel and Secretary	$550,000	75%	$500,000	$250,000	$250,000
Thomas M. Nealon Group Executive Vice President	$675,000	75%	$850,000	$425,000	$425,000
Michael T. Theilmann Group Executive Vice President	$700,000	75%	$1,000,000	$500,000	$500,000

Item 5.03            Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

 Effective February 22, 2011, the Company’s Board of Directors (“Board”) amended Article III, Section 2 of the Company’s Bylaws to give the Board the authority to waive the retirement age for directors, which is currently age 74, if it is determined to be in the best interests of the Company and its stockholders.

A copy of the Company’s Bylaws, as amended, is filed herewith as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01            Financial Statements and Exhibits.

(d)              Exhibit 3.1            J. C. Penney Company, Inc. Bylaws, as amended to February 22, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J. C. PENNEY COMPANY, INC.

By:	/s/ Janet Dhillon
Janet Dhillon
Executive Vice President, General Counsel and Secretary

Date:  February 28, 2011

EXHIBIT INDEX

Exhibit Number                        Description

3.1                                  J. C. Penney Company, Inc. Bylaws, as amended to February 22, 2011